EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 102 to Registration Statement No. 2-22019 on Form N-1A of our reports dated October 15, 2008, relating to the financial statements and financial highlights of Eaton Vance Growth Trust, including the Funds and Portfolios listed on attached Schedule A, appearing in the Annual Report on Form N-CSR of Eaton Vance Growth Trust for the year ended August 31, 2008, and to the references to us under the headings ‘‘Financial Highlights’’ in each Prospectus and ‘‘Independent Registered Public Accounting Firm’’ in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts December 22, 2008

SCHEDULE A

Fund Report Date	Fund

October 15, 2008	Eaton Vance Asian Small Companies Fund
October 15, 2008	Asian Small Companies Portfolio
October 15, 2008	Eaton Vance Global Growth Fund
October 15, 2008	Global Growth Portfolio
October 15, 2008	Eaton Vance Greater China Growth Fund
October 15, 2008	Greater China Growth Portfolio
October 15, 2008	Eaton Vance Multi-Cap Growth Fund
October 15, 2008	Multi-Cap Growth Portfolio
October 15, 2008	Eaton Vance Worldwide Health Sciences Fund
October 15, 2008	Worldwide Health Sciences Portfolio